As Filed with the Securities and Exchange Commission on January 11, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2016

MONSANTO COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard
St. Louis, Missouri 63167
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (314) 694-1000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 11, 2016, the Board of Directors (the “Board”) of Monsanto Company (the “Company”) approved and adopted an amendment and restatement (the “Amendment”) of Section 8A of the Company’s Bylaws (the “Bylaws”), the Company’s “proxy access” provision permitting eligible shareowners to have their own director nominees included in the Company’s proxy materials. As previously disclosed, in June 2015, the Company amended and restated the Bylaws to be an early adopter of proxy access following extensive shareowner outreach during the first half of 2015, when the views of the governance community on proxy access were still developing. As a result of the continued evolution of practice regarding proxy access implementation, the Board determined that it would be in the best interests of the Company and its shareowners to approve and adopt the Amendment, which eliminates certain restrictions and conditions on use of the proxy access provision by eligible shareowners of the Company.
The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the amended Bylaws. The amended Bylaws, along with a copy marked to show changes from the prior Bylaws, are included as Exhibits 3.2(i) and 3.2(ii), respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

The following exhibits are filed herewith:

Exhibit 3.2(i)	Monsanto Company Amended and Restated Bylaws, as amended January 11, 2016

Exhibit 3.2(ii)	Monsanto Company Amended and Restated Bylaws, marked to show amendments effective as of January 11, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSANTO COMPANY

Dated: January 11, 2016	By: /s/ Michelle Bushore
Name:    Michelle Bushore
Title:    Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.2(i)	Monsanto Company Amended and Restated Bylaws, as amended January 11, 2016
3.2(ii)	Monsanto Company Amended and Restated Bylaws, marked to show amendments effective as of January 11, 2016